WesBanco

&

OAK HILL FINANCIAL, INC.

"Strategic Expansion in Ohio Markets"

July 20, 2007

Forward Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the merger between WesBanco and Oak Hill, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Oak Hill may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected timeframes; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the merger may not be obtained on the proposed terms and schedule; WesBanco's or Oak Hill's stockholders may not approve the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco's 2006 Annual Report on Form 10-K, Oak Hill's 2006 Annual Report on Form 10-K, and documents subsequently filed by WesBanco and Oak Hill with the Securities and Exchange Commission, including both companies' Form 10-Q's as of March 31, 2007. All forward-looking statements included in this news release are based on information available at the time of the release. Neither WesBanco nor Oak Hill assumes any obligation to update any forward-looking statement.

Introductions

❖ James C. Gardill	Chairman WesBanco
❖ Paul M. Limbert	President & CEO WesBanco
❖ John D. Kidd	Chairman Oak Hill Financial, Inc.
❖ Ralph E. Coffman, Jr.	President & CEO Oak Hill Financial, Inc.
❖ Robert H. Young	EVP, Chief Financial Officer WesBanco

Combination Highlights

- Doubles WesBanco's Ohio Deposit Market Share
  - Assists in developing existing markets
- Enhances Growth Profile of WesBanco's Footprint
- Financially Attractive
- Common Cultures
- Provides Additional Revenue Growth Opportunities

Transaction Summary

Consideration Mix:	90% stock / 10% cash
Exchange Ratio:	1.256 WSBC shares for each OAKF share
Cash Consideration:	$38.00 per share
Implied Price Per Share (1):	$36.62 per share
Transaction Value:	$201 million
Cost Savings:	$7.2 million pre-tax (approximately 22.0%)
Board Representation:	Four (4) OAKF board members invited to join WesBanco's Board John D. Kidd invited to serve as Vice Chairman of the Board
Due Diligence:	Completed
Expected Closing:	December 2007

(1) Implied price per share based upon WesBanco's closing stock price as of 7/19/2007

Pricing Consistent with Recent Transactions

	WSBC / OAKF	Comparables (5) High	Comparables (5) Median	Comparables (5) Low
Price / LTM Earnings (1)	**19.2 x**	46.7 x	**24.3 x**	14.2 x
Price / Forward Earnings (2)	**17.0**	27.9	**21.0**	15.4
Price / Tangible Book Value	**232 %**	382 %	**272 %**	193 %
Core Deposit Premium (3)	**14.1**	33.5	**22.7**	11.6
1 Day Market Premium (4)	**57.2**	63.5	**31.9**	15.0

Source: SNL Financial and company filings
Pricing ratios based upon WesBanco's closing stock price as of 7/19/2007
(1) OAKF LTM earnings as of 6/30/2007
(2) Forward 2008 earnings estimates per First Call median of $2.15
(3) Excludes CDs greater than $100,000
(4) Based on OAKF 7/19/07 price per share
(5) We examined bank mergers with: a) Sellers located in Ohio, Pennsylvania, Indiana or Kentucky; b) Transaction values between $100 million and $1 billion; c) Transactions announced from January 1, 2004, to July 13, 2007, and d) Comparable transactions do not include merger of equals. These criteria resulted in 12 transactions.

Oak Hill Financial, Inc. Overview

- Founded in 1902
- Headquartered in Jackson, OH
- Assets of $1.3 billion
- Business lines:
  - Community Banking, Insurance, Title Services

Oak Hill Financial, Inc. Overview



OHIO
Columbus
Dayton
Cincinnati
Jackson

Markets

- 36 branches and 1 loan production office over 16 counties
- Central and Southern Ohio
- Key Counties (1) : Jackson, Scioto, Lawrence, Hamilton

Financial Highlights (2)

Net Loans ($M)	$ 1,025
Deposits ($M)	$ 958
Core ROAA (3):	0.91%
Core ROAE (3):	12.51%
NPAs/Assets:	1.29%
Reserves / Loans:	1.23%
NCO's / Avg. Loans:	0.23%
Tang. Equity / Tang. Assets:	6.60%

(1) Represent 58% of Total Deposits
(2) Financial Highlights as of or for the three months ended June 30, 2007
(3) Excludes $1.65 million non-taxable gain on bank-owned life insurance
Source: SNL Financial

Transaction Rationale

Doubles Ohio Market Share

- Top 15 deposit market share in Ohio
- 51% of pro forma deposits located in Ohio
- Connects and fills the geographic gap in WesBanco's branch network

Enhanced Growth

- Doubles presence in growth markets
- Significant increase in metropolitan deposit composition
- Increased scale enhances lending capabilities
- Adds trust and investment services to Oak Hill's product suite

Financially Attractive

- Identified, achievable cost savings
- Attractive IRR
- Accretive to GAAP and Cash EPS in 2009

Common Cultures

- Common community banking philosophy and culture
- Shared expertise in commercial lending
- WesBanco has a proven track-record of integrating acquisitions

Creates a Powerful Community Bank Franchise

Pro Forma Financial Highlights

Assets:	$ 5.6 Billion
Deposits:	$ 4.1 Billion
Branches:	114



WSBC
OAKF
OHIO
UNITED STATES
PENNSYLVANIA
WEST VIRGINIA
KENTUCKY
VIRGINIA
MARYLAND
INDIANA
Columbus
Dayton
Cincinnati
Pittsburgh
Akron
Lexington
Huntington
Charleston
Wheeling
Chillicothe
Lancaster
Portsmouth
Ashland
Marietta
Parkersburg
Morgantown
Clarksburg
Fairmont
Frankfort
Springfield
Youngstown
Zanesville
Athens
Gallipolis
Jackson
Wellston
Ironton

Source: Microsoft MapPoint and SNL Financial

WesBanco
By all accounts, better.

OAK HILL FINANCIAL, INC.

Significant Market Share Gain

STATE: Ohio

Rank	Institution	Branch Count	Total Deposits in Market ($000)	Total Market Share (%)
1	National City Corp. (OH)	410	30,937,085	14.79
2	Fifth Third Bancorp (OH)	393	25,880,367	12.38
3	Huntington Bancshares Inc. (OH)	446	24,898,042	11.91
4	KeyCorp (OH)	226	22,757,504	10.88
5	JPMorgan Chase & Co. (NY)	282	15,598,812	7.46
6	U.S. Bancorp (MN)	331	12,899,381	6.17
7	Royal Bank of Scotland Group	177	8,273,546	3.96
8	FirstMerit Corp. (OH)	156	7,138,533	3.41
9	TFS Financial Corp (MHC) (OH)	26	4,912,346	2.35
10	AmTrust Financial Corporation (OH)	35	4,112,102	1.97
11	Park National Corp. (OH)	131	3,964,847	1.90
12	PNC Financial Services Group (PA)	44	2,142,995	1.02
13	**Pro Forma**	**72**	**1,993,940**	**0.95**
13	First Financial Bancorp. (OH)	51	1,781,992	0.85
14	United Community Finl Corp. (OH)	36	1,762,976	0.84
15	Dollar Bank FSB (PA)	24	1,657,236	0.79
16	First Place Financial Corp. (OH)	29	1,603,796	0.77
17	U.S. Bancorp (OH)	21	1,323,785	0.63
18	First Defiance Financial (OH)	26	1,117,096	0.53
19	**WesBanco Inc. (WV)**	**32**	**1,013,741**	**0.48**
20	First FS&LA (OH)	12	995,159	0.48
21	**Oak Hill Financial Inc. (OH)**	**40**	**980,199**	**0.47**
	Top 10	**2,482**	**157,407,718**	**75.28**
	Totals	**4,036**	**209,110,049**	**100.00**

Source: SNL Financial
Deposit data as of June 30, 2006; pro forma for pending acquisitions

WesBanco
By all accounts, better.

OAK HILL FINANCIAL, INC.

Deposit Composition By State


WesBanco
2%
34%
64%
Pro Forma
51%
48%
1%
Ohio
West Virginia
Pennsylvania

Source: SNL Financial

Financial Impact - Overview

- Extensive due diligence completed
- Achievable cost savings identified
- Revenue opportunities identified but not assumed
  - Commercial Banking
  - Insurance
  - Wealth Management and Trust Services
  - Title Services

Sale of Loans

- As part of the transaction, Oak Hill anticipates selling approximately $50 million in identified loans.
- After the sale, Oak Hill's non-performing assets will equal $2.65 million or 0.21% of total assets, as compared to $16.56 million or 1.29% of total assets before the sale.[1]
- WesBanco has incorporated the impact of the sale in its modeling.

(1) Using 6/30/07 data

Financial Impact – Per Share

(Thousands except per share)

	2008	2009
WesBanco Earnings [(1)]	$ 43,857	$ 46,707
Oak Hill Earnings [(2)]	11,826	12,659
Anticipated After-tax cost savings [(3)]	3,661	5,076
After-tax Financing Costs [(4)]	(1,309)	(1,309)
After-tax Core Deposit Amortization Expense [(5)]	(1,706)	(1,535)
Pro Forma Net Income	$ 56,329	$ 61,598
Pro Forma GAAP EPS	$ 2.09	$ 2.29

	2008	2009
GAAP Impact to WesBanco ($)	$ (0.01)	$ 0.05
GAAP Impact to WesBanco (%)	(0.39) %	2.28 %
Cash Impact to WesBanco	1.83 %	4.41 %

(1) Based on First Call consensus estimate of $2.10 per share and First Call consensus estimate of 6.5% EPS growth thereafter
(2) Based on First Call consensus estimate of $2.15 less loss of income on spread differential from the sale of $50 million in loans and First Call consensus of 8% EPS growth thereafter; eliminates Oak Hill's existing CDI amortization
(3) Based on pre-tax cost savings of $7.2 million in 2008 with 4% growth thereafter; assumes 75% of cost saves realized in 2008
(4) Includes financing costs related to the cash portion of the transaction at a rate of 6.50%; includes cash portion of deal charge at an opportunity cost of cash of 5.50%
(5) Assumes 3.25% pre-tax core deposit intangible, 10 year sum-of-the-years method amortization

Capital Impact

Capital Ratios	WSBC [1]	OAKF [2]	Estimated Pro Forma At 12/31/2007
Tangible Equity / Tangible Assets	6.81 %	6.60 %	**6.08 %**
Leverage Ratio	9.21	8.47	**8.38**
Tier I Capital	11.98	10.36	**10.61**
Total Capital	13.07	11.58	**11.61**

(1) WSBC estimates as of 6/30/07

(2) OAKF estimates as of 6/30/07

WesBanco By all accounts, better.

OAK HILL FINANCIAL, INC.

Low Execution Risk

- Consistent with WesBanco's expansion strategy
- Common community banking philosophy and culture
- Shared expertise in commercial lending
- Proven track-record integrating acquisitions
- Key Oak Hill management to be retained

Additional Information

Shareholders of WesBanco and Oak Hill and other interested parties are urged to read the joint proxy statements/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Oak Hill, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of WesBanco and Oak Hill prior to their respective shareholder meetings, which have not yet been scheduled. In addition, when the registration statement, which will include the joint proxy statements/prospectus and other related documents, is filed by WesBanco with the SEC, it may be obtained for free at the SEC's website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Oak Hill websites at http://www.wesbanco.com or at http://www.oakf.com.

Any questions should be directed to Paul M. Limbert, Chief Executive Officer (304) 234-9206, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Chief Financial Officer (304) 234-9447 of WesBanco or John D. Kidd, Chairman, or Ralph E. Coffman, Jr., President & CEO (740) 286-3283 of Oak Hill.

WesBanco, Oak Hill and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of WesBanco and Oak Hill and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about WesBanco's directors and executive officers in the proxy statement for WesBanco's annual meeting of stockholders filed with the SEC on March 16, 2007. You can find information about Oak Hill's directors and executive officers in the proxy statement for Oak Hill's annual meeting of shareholders filed with the SEC on March 20, 2007. You can obtain free copies of these documents from the SEC, WesBanco or Oak Hill using the contact information above.